SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: December 16, 1997

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.

              ____________________________________________________

             (Exact name of Registrant as specified in its charter)

           Delaware              000-21585                 22-3393152
       ________________    ____________________      ____________________
       (State or other     (Commission File No.)     (IRS Employer ID No.)
       jurisdiction of
       incorporation)

               29 Northfield Avenue, West Orange, New Jersey 07207
                 _____________________________________________
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (973) 325-3244
                    ________________________________________

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Item 4. Change in Registrant's Certifying Accountants

     On December 16, 1997, the appointment of Rosenberg Rich Baker Berman & Company as independent auditors for the Registrant was terminated by the Registrant and Friedman Alpren & Green was engaged as independent auditors. The decision to change independent auditors was approved by the Board of Directors at a meeting on December 9, 1997. During the fiscal years ended December 31, 1995 and 1996 and the subsequent interim period through December 17, 1997, there were no disagreements between the Registrant and Rosenberg Rich Baker Berman & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Rosenberg Rich Baker Berman & Company would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The audit reports of Rosenberg Rich Baker Berman & Company on the Registrant's financial statements for the years ended December 31, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principle.

Item 7.  Financial Statements and Exhibits

     a. Exhibit (a) - Copy of letter from Rosenberg Rich Baker Berman & Company regarding change of independent public accountants.

                                   Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    January 13, 1998              Worldwide Entertainment & Sports Corp.
                                        (Registrant)

                                        By:/s/Marc Robert
                                           ___________________
                                           Marc Roberts
                                           President and Chief Executive Officer